Exhibit 99.1

Macquarie Infrastructure Company Reports 2011 Financial Results, Highlights Continued Strong Performance by Operating Businesses

  Dividend of $0.20 per share declared for Fourth Quarter 2011
  Proportionately combined free cash flow of $3.16 per share exceeds expectations
  Atlantic Aviation exits cash flow lockup, expected to distribute approximately $25 million to MIC during 2012
  Proportionately combined free cash flow of $3.50 - $3.60 per share expected in 2012

NEW YORK--(BUSINESS WIRE)--February 22, 2012--Macquarie Infrastructure Company LLC (NYSE: MIC) reported financial results for 2011 including $3.16 per share in proportionately combined free cash flow. MIC generated $3.19 per share in proportionately combined free cash flow in 2010. Excluding the free cash flow generated in connection with the cleanup of the BP oil spill in 2010, the 2011 result reflects an approximately 18% year on year increase in proportionately combined free cash flow.

With the continued strong cash generation, MIC’s board of directors authorized the payment of a $0.20 per share cash dividend for the fourth quarter of 2011. The dividend will be payable on March 8, 2012 to shareholders of record on March 5, 2012.

“Our energy-related businesses generally, and The Gas Company in Hawaii in particular, produced very good results for the fourth quarter and full year 2011,” said James Hooke, Chief Executive Officer of MIC. “Each of these businesses performed at or above the level of our expectations.”

In addition to The Gas Company, MIC’s energy-related businesses include a 50.01% (controlling) interest in District Energy in Chicago and a 50% (unconsolidated) interest in International-Matex Tank Terminals (“IMTT”) headquartered in New Orleans. MIC also owns 100% of an aviation-related business, Atlantic Aviation, based in Plano, Texas.

“Atlantic Aviation’s financial performance outpaced the improvement in industry fundamentals and reflects the operational leverage that exists in that business,” Hooke noted. “As a result, Atlantic Aviation’s debt levels decreased to the point where we expect the business to pay distributions totaling approximately $25 million to MIC for the fourth quarter of 2011 and the first three quarters of 2012.”

Hooke said that he expects MIC’s businesses to produce additional free cash flow in the year ahead. “The stable performance and predictable requirements of our businesses provide us with reasonable visibility into their cash generating capacity. As a result, we expect to report proportionately combined free cash flow for the full year 2012 in a range between $3.50 and $3.60 per share,” he said.

The estimate assumes that MIC’s manager continues to reinvest base management fees in additional shares. Similar reinvestment of base management fees in 2011 enhanced proportionately combined free cash flow by approximately $0.32 per share.

MIC reported consolidated revenue of $988.8 million for 2011 compared with $840.8 million in 2010. The 17.6% growth in revenue reflects primarily higher energy commodity prices, such as the cost of jet fuel and gas products that typically are passed through to its customers.

Reported gross profit - defined as revenue less cost of goods sold - removes the volatility in revenue associated with fluctuations in energy costs. MIC’s consolidated gross profit totaled $382.6 million in 2011, an increase of 3.3% over 2010. The year on year growth is the result of increases in the volume of product sold, combined with a modest increase in margins on those sales.

MIC’s net income from continuing operations, after tax, was $28.9 million and $10.0 million for years ended December 31, 2011 and 2010, respectively. The increase reflects primarily improved operating results generally, lower interest expense and net gains on derivatives (interest rate hedges), partially offset by lower net income generated by its investment in IMTT. The reduced interest expense stems from Atlantic Aviation having paid down a portion of its long term debt during the year.

IMTT’s net income declined on lower revenue from its environmental emergency response services subsidiary. The environmental emergency response business generated unusually large revenues in 2010 as a result of its involvement in the clean-up of the BP oil spill on the Gulf of Mexico.

MIC utilized a portion of its accumulated net operating loss carry forwards (NOL) to offset its consolidated federal income tax liability for 2011, other than an Alternative Minimum Tax payment of less than $250,000. At year-end MIC’s remaining federal NOL balance was $135.2 million. The Company expects utilization of this NOL balance will offset any current federal income tax liability, other than an Alternative Minimum Tax, through the 2013 tax year.

Cash Generation

MIC reports EBITDA excluding non-cash items on a consolidated and operating segment basis and reconciles each to consolidated net income (loss) from continuing operations. EBITDA excluding non-cash items is a measure relied upon by management in evaluating the performance of its businesses and investments. EBITDA excluding non-cash items is defined as earnings before interest, taxes, depreciation and amortization and non-cash items, which include impairments, gains and losses on derivatives and adjustments for certain other items reflected in the statement of operations.

MIC believes that EBITDA excluding non-cash items provides additional insight into the performance of its operating businesses, relative to each other and to similar businesses, without regard to capital structure, and their ability to service or reduce debt, fund capital expenditures and/or support distributions to the holding company.

MIC also reports free cash flow, as defined below, on both a consolidated and operating segment basis as a means of assessing the amount of cash generated by its businesses and as a supplement to other information provided in accordance with GAAP, and reconciles each to cash from operating activities. MIC believes that reporting free cash flow provides additional insight into its ability to deploy cash as GAAP measures, such as net income and cash from operating activities, do not reflect all of the items that management considers in estimating the amount of cash generated by its operating businesses.

MIC defines free cash flow as cash from operating activities, less maintenance capital expenditures and changes in working capital. Working capital movements are excluded on the basis that these are largely timing differences in payables and receivables, and are therefore not reflective of MIC’s ability to generate cash.

MIC notes that free cash flow does not fully reflect its ability to freely deploy generated cash, as it does not reflect required principal payments on indebtedness, payments of dividends, potential growth capital expenditures and other fixed obligations or the other cash items excluded when calculating free cash flow. Free cash flow may be calculated differently by other companies which limits its usefulness as a comparative measure. Free cash flow, as defined by MIC, should be used as a supplemental measure and not in lieu of financial results reported under GAAP.

	For the Year Ended December 31, 2011
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%
Gross profit	117,929	62,998	8,921	301,749	N/A	491,596	235,857	17,838
EBITDA excluding non-cash items	103,195	49,032	11,350	126,680	(8,529)	281,728	206,390	22,695
Free cash flow	54,298	28,508	7,168	61,714	(6,550)	145,137	108,595	14,333

	For the Year Ended December 31, 2010
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%
Gross profit	136,267	58,826	10,037	291,532	N/A	496,662	272,534	20,070
EBITDA excluding non-cash items	118,418	44,436	11,425	117,477	(11,270)	280,486	236,836	22,846
Free cash flow	73,328	25,135	7,274	48,484	(8,504)	145,717	146,656	14,546

Gross profit variance	(13.5)%	7.1%	(11.1)%	3.5%	N/A	(1.0)%	(13.5)%	(11.1)%
EBITDA excluding non-cash items variance	(12.9)%	10.3%	(0.7)%	7.8%	24.3%	0.4%	(12.9)%	(0.7)%
Free cash flow variance	(26.0)%	13.4%	(1.5)%	27.3%	23.0%	(0.4)%	(26.0)%	(1.5)%
_____________________
(1) Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.

	For the Quarter Ended December 31, 2011
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%
Gross profit	29,999	16,794	1,805	77,119	N/A	125,717	59,997	3,610
EBITDA excluding non-cash items	26,431	13,791	2,311	32,834	(3,305)	72,062	52,862	4,622
Free cash flow	14,562	10,284	1,401	15,821	(4,514)	37,554	29,124	2,801

	For the Quarter Ended December 31, 2010
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%
Gross profit	29,052	15,927	2,772	73,468	N/A	121,219	58,104	5,542
EBITDA excluding non-cash items	25,574	12,505	2,080	29,066	(1,199)	68,026	51,147	4,160
Free cash flow	12,506	2,964	910	10,191	1,160	27,731	25,011	1,820

Gross profit variance	3.3%	5.4%	(34.9)%	5.0%	N/A	3.7%	3.3%	(34.9)%
EBITDA excluding non-cash items variance	3.4%	10.3%	11.1%	13.0%	(175.6)%	5.9%	3.4%	11.1%
Free cash flow variance	16.4%	NM	53.9%	55.2%	NM	35.4%	16.4%	53.9%
_____________________
NM- Not meaningful

(1) Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.

Energy-Related Businesses

IMTT

MIC has a 50% equity interest in IMTT, the operator of one of the largest independent bulk liquid storage terminal businesses in the U.S. IMTT owns and operates 10 marine storage terminals in the U.S. and is the part owner and operator of two terminals in Canada. The terminals store and handle a wide variety of petroleum grades, chemicals and vegetable and animal oils. To aid in meaningful analysis of the performance of IMTT across periods, the table and discussion below refers to results for 100% of the business, not just MIC’s 50% interest.

In addition to its liquid storage and related services business, IMTT also owns and operates an environmental emergency response, industrial, waste transportation and disposal services business known as OMI Environmental Solutions (“OMI”). OMI generated significant revenue and EBITDA for IMTT in 2010 as a result of its participation in the clean-up of the BP oil spill in the Gulf of Mexico. Contributions from OMI to IMTT’s financial results in 2011 returned to historic levels and were not material to the business’ overall results.

Terminal gross profit (excludes OMI) increased 12.6% in 2011 compared with 2010. The improvement was driven by a 13.3% increase in average storage rental rates and a slight increase in storage utilization from 93.6% to 94.3%.

IMTT generated free cash flow of $108.6 million in 2011, the majority of which was used to reduce debt facility balances.

Maintenance and environmental capital expenditures totaled $57.3 million in 2011, an increase of 27.3% compared with 2010. MIC forecasts maintenance and environmental capital expenditures to be approximately $50.0 million in 2012.

Each of MIC’s businesses, including IMTT, deployed an above average amount of capital during the year to take advantage of the tax incentives created under the Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act of 2010. The legislation provided for 100% tax depreciation of capital projects completed in 2011. Currently, this same legislation provides for 50% tax depreciation of capital projects completed in 2012.

President Obama’s proposed budget for 2012 includes an extension of the 100% tax depreciation for certain fixed assets. There is some congressional support for this proposal, although there can be no certainty that any extension will be approved. Such approval, if made, may result in MIC accelerating a portion of its business’ maintenance capital expenditures into 2012 in order to capture the associated tax benefit.

IMTT continues to grow via the construction of additional tank storage capacity. In 2011 the business deployed approximately $72.9 million in construction of new or refurbishment of existing tanks. IMTT has $241.2 million of growth projects underway of which a total of $77.6 million has already been spent. The business expects the projects to generate an aggregate $41.2 million in gross profit and EBITDA.

IMTT had $639.8 million of debt outstanding at December 31, 2011 including $28.7 million in shareholder loans. The weighted average cost of the debt, including the cost of interest rate hedges and letter of credit fees, was 5.05%.

The business’ debt agreement (primary facility) contains a covenant that limits IMTT’s ratio of debt to EBITDA to not more than 4.75 times. At December 31, 2011 the ratio was 2.70 times and the business had undrawn capacity on its existing debt facility of $669.9 million. All but $75.0 million of the $1,100.0 million revolving credit facility matures in June 2014. The facility contains no restrictions on the payment of dividends provided that the borrower is not in default.

Distribution of Funds from IMTT

Distribution of cash flows from IMTT is governed by a Shareholders’ Agreement between MIC and its co-investor in the business. The co-investor has refused to vote in favor of distributing certain of these funds and the Company believes that such refusal violates the Shareholders’ Agreement.

MIC has been unable to resolve this dispute with the co-investor regarding distributions, despite efforts to do so in accordance with the Shareholders’ Agreement. Accordingly, on April 18, 2011, MIC initiated formal arbitration proceedings with the co-investor under the auspices of the American Arbitration Association. MIC believes the defenses and claims of the co-investor are without merit. MIC currently expects a decision by the arbitrators in the first quarter of 2012, or soon after.

The Gas Company

The Gas Company is the owner and operator of the only regulated (“utility”) gas processing and pipeline transmission and distribution network on the islands of Hawaii. The business is also the owner and operator of the largest unregulated (“non-utility”) gas distribution operation on the islands.

The Gas Company’s financial results for 2011 reflect a recovery in the Hawaiian economy, and the tourism industry in particular, that drove a 2.1% increase in the demand for gas products across both the utility and non-utility portions of the business.

Aggregate gross profit – revenue less the cost of feedstock, production and transmission, and distribution – grew by 7.1% in 2011 compared with 2010. EBITDA excluding non-cash items and free cash flow increased by 10.3% and 13.4%, respectively.

The Gas Company generated $28.5 million in free cash flow in 2011. The majority of the free cash flow was distributed to MIC.

The Gas Company had $170.0 million of debt outstanding at December 31, 2011 including $160.0 million in term loan facilities and $10.0 million in a revolving credit facility. The weighted average cost of the debt, including the cost of interest rate hedges, was 5.16%. The Gas Company’s primary debt facilities mature in June 2013 although a refinancing of these facilities may be undertaken in 2012 subject to debt market conditions.

District Energy

MIC’s District Energy business produces chilled water that it distributes via underground pipelines to buildings in downtown Chicago. The cold energy is used in air conditioning and process cooling applications. The business also operates a site-specific facility in Las Vegas, Nevada that supplies both cooling and heating services to a resort/casino complex, a condominium and a shopping mall.

MIC has a 50.01% interest in District Energy and consolidates its financial results with those of The Gas Company and Atlantic Aviation. The business is not a part of MIC’s consolidated tax group.

The gross profit produced by District Energy declined 11.1% in 2011 compared with 2010. The decrease reflects a reduction in finance lease revenue partially offset by higher capacity revenue on contractual rate increases and the addition of new customers. The decrease in finance lease revenue of $2.9 million includes a $2.5 million re-class of previously booked lease principal to lease interest in 2010 and the decline in interest as the lease amortizes. Lease principal payments received increased by a approximately $350,000 and were recorded in the statement of cash flows.

Effective management of operating expenses, combined with lower real estate taxes, resulted in flat EBITDA excluding non-cash items and a modest 1.5% decline in free cash flow generated by District Energy.

Free cash flow generated by District Energy in 2011 totaled $14.3 million with 50.01% or $7.1 million paid as a distribution to MIC.

District Energy had $170.0 million of debt outstanding at December 31, 2011 including a $150.0 million term loan facility and a $20.0 million capital expenditure facility. The weighted average cost of the debt, including the cost of interest rate hedges and letter of credit fees, was 5.5%. Both of the business’ debt facilities mature in September 2014. Commencing with the third quarter 2012, per the terms of its loan agreement, District Energy expects to direct all free cash flow to the pre-payment of the principal balance on its term loan facility.

Aviation-Related Business

Atlantic Aviation

Atlantic Aviation owns and operates a network of fixed base operations (FBOs) located at 65 airports in the U.S. FBOs provide primarily fuel, terminal services, and aircraft hangar services to owners and operators of private (general aviation) jet aircraft. The network is the largest of its type in the U.S. air transportation industry.

Atlantic Aviation reported an increase in gross profit of 3.5% in 2011 compared with 2010. The increase was the result of overall growth in the number of general aviation flight movements in the U.S. which led to a higher volume of fuel sold and, in certain instances, higher margins on those sales. Adjusting for acquisitions and divestitures of certain sites in 2011, the volume of general aviation jet fuel sold increased 5.5% and the average margin on those sales increased 2.5%.

EBITDA excluding non-cash items generated by Atlantic Aviation increased 7.8% and free cash flow grew 27.3% to $61.7 million in 2011 versus 2010. $36.2 million of free cash flow was used to repay term loan principal and pay $2.3 million in related swap breakage costs. In February 2012, Atlantic Aviation made an additional prepayment of loan principal in the amount of $6.5 million and incurred $248,000 in swap breakage costs.

Atlantic Aviation completed a number of small acquisitions and divestitures of FBOs during the year. These transactions increased the proportion of airports at which it is the sole provider of FBO services. The transactions, along with a lease extension at an existing facility, increased the weighted average remaining life of all leases in the portfolio to 17.8 years at December 31, 2011 from 16.8 years at December 31, 2010.

Atlantic Aviation had $777.2 million of debt outstanding at December 31, 2011, including balances on term loan and capital expenditure facilities. The business also has a separate $3.4 million facility used to capitalize a single FBO. The weighted average cost of the debt, including the cost of interest rate hedges, was 6.49%.

The business’ primary debt facilities mature in October 2014, although interest rates hedges covering the majority of the debt expire in October 2012. The expiration of the hedges is expected to reduce the interest expense paid by the business by approximately $30.0 million per year. Management is evaluating hedging strategies for this debt for periods beyond October 2012.

Under the terms of its debt agreement, Atlantic Aviation is required to use its free cash flow to repay debt principal so long as its ratio of debt to EBITDA over a trailing twelve month period is above 6.0 times. As of the end of the fourth quarter of 2011 that ratio fell to 5.98 times and the business is able to pay 50% of its free cash flow as a distribution to MIC so long as the ratio remains below 6.0 times. In February 2012, Atlantic Aviation made a distribution to MIC in the amount of $6.5 million representing 50% of the free cash flow generated in the fourth quarter of 2011. Regardless of the leverage ratio, the business will again be required to apply all free cash flow to debt repayment beginning with the fourth quarter in 2012 through to the maturity of the debt in 2014.

Business Outlook

Management at MIC has provided the following guidance regarding its expectations for the performance of the Company’s operating businesses in 2012.

IMTT – MIC expects the business to generate between $220 and $235 million of EBITDA. MIC expects maintenance capital expenditures to be approximately $50 million for the full year. The most significant variable potentially affecting the full year result involves the contract rates achieved on storage contracts that are renewing in 2012. MIC intends to update the market as information on storage contracts renewals becomes available. Additionally the financial results at IMTT are subject to the timing of completion of growth projects currently underway.

The Gas Company – the business is expected to generate between $50 and $55 million of EBITDA. Maintenance capital expenditures are anticipated be approximately $6.7 million for the full year or down by about one third on 2011. Potential upside and downside in the EBITDA forecast includes better than planned improvement in the Hawaiian economy and any unforeseen supply disruption.

District Energy – the business is expected to generate between $21 and $22 million of EBITDA. Maintenance capital expenditures are expected to be approximately $1 million for the full year. Potential upside and downside in the EBITDA forecast includes variations in temperature – either warmer than average or cooler than average – in Chicago.

Atlantic Aviation – the business is expected to generate between $130 and $140 million of EBITDA. Maintenance capital expenditures are expected to be approximately $13.1 million for the full year. Potential upside and downside in the EBITDA forecast includes variation in the planned recovery in general aviation flight activity – either more or fewer take-offs and landings – compared with the business’ plan.

The forecast results of the Company’s operating businesses, combined with the expenses of the holding company, produce an aggregate range of proportionately combined free cash flow of between $3.50 and $3.60 per share in 2012.

Conference Call and WEBCAST

When: Management has scheduled a conference call for 8:00 a.m. Eastern Time on Thursday, February 23, 2012 to review the Company’s results.

How: To listen to the conference call please dial +1(650) 521-5252 at least 10 minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at www.macquarie.com/mic. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the webcast.

Slides: The Company will prepare materials in support of its conference call presentation. The materials will be available for downloading from the Company’s website the morning of February 23, 2012 prior to the conference call. A link to the materials will be located on the homepage of the MIC website.

Replay: For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on February 23, 2012 through March 8, 2012, at +1(404) 537-3406, Passcode: 44746709. An online archive of the webcast will be available on the Company’s website for one year following the call. MIC-G

About Macquarie Infrastructure Company

Macquarie Infrastructure Company owns, operates and invests in a diversified group of infrastructure businesses providing basic services to customers in the United States. Its businesses consist of three energy-related businesses including a gas processing and distribution business in Hawaii, The Gas Company, and a controlling interest in a District Energy business in Chicago, as well as a 50% indirect interest in a bulk liquid storage terminal business, International-Matex Tank Terminals. MIC also owns and operates an aviation-related airport services business, Atlantic Aviation. The Company is managed by a wholly-owned subsidiary of the Macquarie Group. For additional information, please visit the Macquarie Infrastructure Company website at www.macquarie.com/mic.

Forward-Looking Statements

This release contains forward-looking statements. MIC may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release are subject to a number of risks and uncertainties, some of which are beyond MIC’s control and which are described in the Company’s filings with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These risks and uncertainties include, among other things, changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement its strategy; its shared decision-making with co-investors over investments including the distribution of dividends; its regulatory environment establishing rate structures and monitoring quality of service, demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks, fuel and gas costs; its ability to recover increases in costs from customers, reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates. Macquarie Infrastructure Company LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Company LLC.

MACQUARIE INFRASTRUCTURE COMPANY LLC

CONSOLIDATED BALANCE SHEETS
($ in Thousands, Except Share Data)

	December 31, 2011	December 31, 2010(1)
ASSETS
Current assets:
Cash and cash equivalents	$22,786	$24,563
Accounts receivable, less allowance for doubtful accounts
of $445 and $613, respectively	56,458	47,845
Inventories	23,106	17,063
Prepaid expenses	7,338	6,321
Deferred income taxes	19,102	19,030
Other	14,523	10,605
Total current assets	143,313	125,427
Property, equipment, land and leasehold improvements, net	561,022	563,451
Restricted cash	12,769	13,780
Equipment lease receivables	32,189	35,663
Investment in unconsolidated business	230,401	223,792
Goodwill	516,175	514,253
Intangible assets, net	662,135	705,862
Deferred financing costs, net of accumulated amortization	8,845	12,927
Other	1,784	1,587
Total assets	$2,168,633	$2,196,742

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Due to manager - related party	$4,300	$3,282
Accounts payable	29,199	36,036
Accrued expenses	23,827	23,047
Current portion of notes payable and capital leases	1,952	1,075
Current portion of long-term debt	34,535	49,325
Fair value of derivative instruments	39,339	43,496
Customer deposits	4,679	4,635
Other	11,071	10,390
Total current liabilities	148,902	171,286
Notes payable and capital leases, net of current portion	2,026	420
Long-term debt, net of current portion	1,086,053	1,089,559
Deferred income taxes	177,262	156,328
Fair value of derivative instruments	15,576	51,729
Other	44,954	40,725
Total liabilities	1,474,773	1,510,047
Commitments and contingencies	-	-
Members’ equity:
LLC interests, no par value; 500,000,000 authorized; 46,338,225 LLC interests issued and
outstanding at December 31, 2011 and 45,715,448 LLC interests issued and outstanding at December 31, 2010	951,729	964,430
Additional paid in capital	21,447	21,956
Accumulated other comprehensive loss	(27,412)	(25,812)
Accumulated deficit	(242,082)	(269,425)
Total members’ equity	703,682	691,149
Noncontrolling interests	(9,822)	(4,454)
Total equity	693,860	686,695
Total liabilities and equity	$2,168,633	$2,196,742
___________________________________

(1) Reclassified to conform to current period presentation.

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in Thousands, Except Share and Per Share Data)

	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
Revenue
Revenue from product sales	$639,521	$514,344	$394,200
Revenue from product sales - utility	140,746	113,752	95,769
Service revenue	203,532	204,852	215,349
Financing and equipment lease income	4,992	7,843	4,758
Total revenue	988,791	840,791	710,076
Costs and expenses
Cost of product sales	437,049	326,734	233,376
Cost of product sales - utility	116,413	90,542	73,907
Cost of services	52,744	53,088	46,317
Selling, general and administrative	202,486	201,787	209,783
Fees to manager - related party	15,475	10,051	4,846
Goodwill impairment	-	-	71,200
Depreciation	33,815	29,721	36,813
Amortization of intangibles	42,107	34,898	60,892
Loss on disposal of assets	1,522	17,869	-
Total operating expenses	901,611	764,690	737,134
Operating income (loss)	87,180	76,101	(27,058)
Other income (expense)
Interest income	112	29	119
Interest expense(1)	(59,361)	(106,834)	(95,456)
Equity in earnings and amortization charges of investee	22,763	31,301	22,561
Loss on derivative instruments	-	-	(25,238)
Other income, net	912	712	570
Net income (loss) from continuing operations before income taxes	51,606	1,309	(124,502)
(Provision) benefit for income taxes	(22,718)	8,697	15,818
Net income (loss) from continuing operations	$28,888	$10,006	$(108,684)
Net income (loss) from discontinued operations, net of taxes	-	81,323	(21,860)
Net income (loss)	$28,888	$91,329	$(130,544)
Less: net income (loss) attributable to noncontrolling interests	1,545	659	(1,377)
Net income (loss) attributable to MIC LLC	$27,343	$90,670	$(129,167)
Basic income (loss) per share from continuing operations attributable
to MIC LLC interest holders	$0.59	$0.21	$(2.43)
Basic income (loss) per share from discontinued operations attributable
to MIC LLC interest holders	-	1.78	(0.44)
Basic income (loss) per share attributable to MIC LLC interest holders	$0.59	$1.99	$(2.87)
Weighted average number of shares outstanding: basic	45,995,207	45,549,803	45,020,085
Diluted income (loss) per share from continuing operations attributable
to MIC LLC interest holders	$0.59	$0.21	$(2.43)
Diluted income (loss) per share from discontinued operations
attributable to MIC LLC interest holders	-	1.78	(0.44)
Diluted income (loss) per share attributable to MIC LLC interest holders	$0.59	$1.99	$(2.87)
Weighted average number of shares outstanding: diluted	46,021,015	45,631,610	45,020,085
Cash distributions declared per share	$0.80	$-	$-

_____________________
(1)

Interest expense includes non-cash gains on derivative instruments of $18.2 million for the year ended December 31, 2011. For the years ended December 31, 2010 and 2009, interest expense includes non-cash losses on derivative instruments of $23.4 million and $4.3 million, respectively.

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in Thousands)

	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009

Operating activities
Net income (loss)	$28,888	$91,329	$(130,544)
Adjustments to reconcile net income (loss) to net cash provided by operating activities from continuing operations:
Net (income) loss from discontinued operations before noncontrolling interests	-	(81,323)	21,860
Non-cash goodwill impairment	-	-	71,200
Depreciation and amortization of property and equipment	40,454	36,276	42,899
Amortization of intangible assets	42,107	34,898	60,892
Loss on disposal of assets	617	17,869	-
Equity in earnings and amortization charges of investees	(22,763)	(31,301)	(22,561)
Equity distributions from investees	-	15,000	7,000
Amortization of debt financing costs	4,086	4,347	5,121
Non-cash derivative (gains) losses	(18,244)	23,410	29,540
Base management fees settled in LLC interests	15,475	5,403	4,384
Equipment lease receivable, net	3,105	2,761	2,752
Deferred rent	385	413	183
Deferred taxes	19,209	(11,729)	(17,923)
Other non-cash expenses, net	2,748	1,817	2,115
Changes in other assets and liabilities, net of acquisitions:
Restricted cash	-	50	-
Accounts receivable	(4,633)	(2,424)	13,020
Inventories	(5,061)	(2,833)	1,233
Prepaid expenses and other current assets	(3,602)	453	2,944
Due to manager - related party	10	(15)	(3,438)
Accounts payable and accrued expenses	(9,696)	(4,821)	(4,670)
Income taxes payable	668	1,051	535
Other, net	(2,711)	(2,076)	(3,566)
Net cash provided by operating activities from continuing operations	91,042	98,555	82,976

Investing activities
Acquisitions of businesses and investments, net of cash acquired	(23,149)	-	-
Proceeds from sale of assets	17,006	-	-
Proceeds from sale of investment	-	-	29,500
Purchases of property and equipment	(33,764)	(22,690)	(30,320)
Investment in capital leased assets	(24)	(2,976)	-
Other	249	892	304
Net cash used in investing activities from continuing operations	(39,682)	(24,774)	(516)

Financing activities
Proceeds from long-term debt	13,406	141	10,000
Net proceeds (payments) on line of credit facilities	4,600	500	(45,400)
Dividends paid to holders of LLC interests	(27,618)	-	-
Contributions received from noncontrolling interests	-	300	-
Distributions paid to noncontrolling interests	(8,077)	(5,346)	(583)
Payment of long-term debt	(36,330)	(74,036)	(81,621)
Debt financing costs paid	(4)	(186)	-
Change in restricted cash	1,010	2,236	(33)
Payment of notes and capital lease obligations	(124)	(137)	(181)
Net cash used in financing activities from continuing	(53,137)	(76,528)	(117,818)
operations
Net change in cash and cash equivalents from continuing operations	(1,777)	(2,747)	(35,358)

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS- continued
($ in Thousands)

	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009

Cash flows (used in) provided by discontinued operations:
Net cash used in operating activities	-	(12,703)	(4,732)
Net cash provided by (used in) investing activities	-	134,356	(445)
Net cash (used in) provided by financing activities	-	(124,183)	2,144
Cash used in discontinued operations(1)	-	(2,530)	(3,033)
Change in cash of discontinued operations held for sale(1)	-	2,385	(208)
Net change in cash and cash equivalents	(1,777)	(2,892)	(38,599)
Cash and cash equivalents, beginning of period	24,563	27,455	66,054
Cash and cash equivalents, end of period- continuing operations	$22,786	$24,563	$27,455

Supplemental disclosures of cash flow information for continuing operations:
Non-cash investing and financing activities:
Accrued purchases of property and equipment	$767	$431	$1,277
Acquisition of equipment through capital leases	$2,663	$139	$-
Issuance of LLC interests to manager for base management fees	$14,467	$4,083	$2,491
Issuance of LLC interests to independent directors	$450	$450	$450
Taxes paid	$2,913	$1,655	$1,231
Interest paid	$72,949	$78,718	$87,308

______________________
(1)

Cash of discontinued operations held for sale is reported in assets of discontinued operations held for sale in the accompanying consolidated balance sheets. The cash used in discontinued operations is different than the change in cash of discontinued operations held for sale due to intercompany transactions that are eliminated in consolidation.

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED STATEMENT OF OPERATIONS - MD&A

	Quarter Ended		Change		Year Ended		Change
	December 31,		Favorable/(Unfavorable)		December 31,		Favorable/(Unfavorable)
	2011	2010	$	%	2011	2010	$	%
	($ In Thousands) (Unaudited)
Revenue
Revenue from product sales	$165,041	$139,932	25,109	17.9	$639,521	$514,344	125,177	24.3
Revenue from product sales - utility	34,964	30,235	4,729	15.6	140,746	113,752	26,994	23.7
Service revenue	48,942	47,254	1,688	3.6	203,532	204,852	(1,320)	(0.6)
Financing and equipment lease income	1,208	4,076	(2,868)	(70.4)	4,992	7,843	(2,851)	(36.4)
Total revenue	250,155	221,497	28,658	12.9	988,791	840,791	148,000	17.6
Costs and expenses
Cost of product sales	111,023	90,950	(20,073)	(22.1)	437,049	326,734	(110,315)	(33.8)
Cost of product sales - utility	29,571	23,611	(5,960)	(25.2)	116,413	90,542	(25,871)	(28.6)
Cost of services	12,040	12,000	(40)	(0.3)	52,744	53,088	344	0.6
Gross profit	97,521	94,936	2,585	2.7	382,585	370,427	12,158	3.3
Selling, general and administrative	51,801	51,045	(756)	(1.5)	202,486	201,787	(699)	(0.3)
Fees to manager - related party	4,222	3,214	(1,008)	(31.4)	15,475	10,051	(5,424)	(54.0)
Depreciation	7,910	7,824	(86)	(1.1)	33,815	29,721	(4,094)	(13.8)
Amortization of intangibles	8,707	8,744	37	0.4	42,107	34,898	(7,209)	(20.7)
(Gain) loss on disposal of assets	(221)	17,869	18,090	101.2	1,522	17,869	16,347	91.5
Total operating expenses	72,419	88,696	16,277	18.4	295,405	294,326	(1,079)	(0.4)
Operating income	25,102	6,240	18,862	NM	87,180	76,101	11,079	14.6
Other income (expense)
Interest income	8	7	1	14.3	112	29	83	NM
Interest expense(1)	(10,388)	(8,329)	(2,059)	(24.7)	(59,361)	(106,834)	47,473	44.4
Equity in earnings and amortization charges of investees	8,695	12,130	(3,435)	(28.3)	22,763	31,301	(8,538)	(27.3)
Other income (expense), net	107	(109)	216	198.2	912	712	200	28.1
Net income from continuing operations before income taxes	23,524	9,939	13,585	136.7	51,606	1,309	50,297	NM
(Provision) benefit for income taxes	(11,083)	(3,844)	(7,239)	(188.3)	(22,718)	8,697	(31,415)	NM
Net income from continuing operations	$12,441	$6,095	6,346	104.1	$28,888	$10,006	18,882	188.7
Net income from discontinued operations, net of taxes	-	124	(124)	(100.0)	-	81,323	(81,323)	(100.0)
Net income	$12,441	$6,219	6,222	100.0	$28,888	$91,329	(62,441)	(68.4)
Less: net income attributable to noncontrolling interests	149	1,976	1,827	92.5	1,545	659	(886)	(134.4)
Net income attributable to MIC LLC	$12,292	$4,243	8,049	189.7	$27,343	$90,670	(63,327)	(69.8)

NM - Not meaningful
(1)

Interest expense includes non-cash gains on derivative instruments of $8.7 million and $18.2 million for the quarter and year ended December 31, 2011, respectively, and non-cash gains of $12.1 million and non-cash losses of $23.4 million for the quarter and year ended December 31, 2010, respectively.

MACQUARIE INFRASTRUCTURE COMPANY LLC
RECONCILIATION OF CONSOLIDATED NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO EBITDA EXCLUDING NON-CASH ITEMS AND CASH FROM OPERATING ACTIVITIES TO FREE
CASH FLOW

	Quarter Ended		Change		Year Ended		Change
	December 31,		Favorable/(Unfavorable)		December 31,		Favorable/(Unfavorable)
	2011	2010	$	%	2011	2010	$	%
	($ In Thousands) (Unaudited)
Net income attributable to MIC LLC from continuing operations(1)	$12,292	$4,119			$27,343	$9,483
Interest expense, net(2)	10,380	8,322			59,249	106,805
Provision (benefit) for income taxes	11,083	3,844			22,718	(8,697)
Depreciation(3)	7,910	7,824			33,815	29,721
Depreciation - cost of services(3)	1,670	1,645			6,639	6,555
Amortization of intangibles(4)	8,707	8,744			42,107	34,898
(Gain) loss on disposal of assets	(332)	17,869			617	17,869
Equity in earnings and amortization charges of investees(5)	(8,695)	(12,130)			(22,763)	(16,301)
Base management fees settled in LLC interests	4,222	3,214			15,475	5,403
Other non-cash expense, net	705	1,081			4,678	2,753
EBITDA excluding non-cash items from continuing operations	$47,942	$44,532	3,410	7.7	$189,878	$188,489	1,389	0.7
EBITDA excluding non-cash items from continuing operations	$47,942	$44,532			$189,878	$188,489
Interest expense, net(2)	(10,380)	(8,322)			(59,249)	(106,805)
Interest rate swap breakage fees(2)	(80)	(839)			(2,327)	(5,528)
Non-cash derivative (gains) losses recorded in interest expense(2)	(8,591)	(11,248)			(15,917)	28,938
Amortization of debt financing costs(2)	1,012	1,048			4,086	4,347
Equipment lease receivables, net	834	559			3,105	2,761
Provision/benefit for income taxes, net of changes in deferred taxes	(554)	(1,888)			(3,509)	(3,032)
Changes in working capital	(6,306)	(5,269)			(25,025)	(10,615)
Cash provided by operating activities	23,877	18,573			91,042	98,555
Changes in working capital	6,306	5,269			25,025	10,615
Maintenance capital expenditures	(5,791)	(7,707)			(18,062)	(14,509)
Free cash flow from continuing operations	$24,392	$16,135	8,257	51.2	$98,005	$94,661	3,344	3.5

(1)

Net income attributable to MIC LLC from continuing operations excludes net income attributable to noncontrolling interests of $149,000 and $1.5 million for the quarter and year ended December 31, 2011, respectively, and net income attributable to noncontrolling interests of $2.0 million and $523,000 for the quarter and year ended December 31, 2010, respectively.

(2)	Interest expense, net, includes non-cash gains (losses) on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.
(3)

Depreciation - cost of services includes depreciation expense for District Energy, which is reported in cost of services in our consolidated statements of operations. Depreciation and Depreciation - cost of services does not include acquisition-related step-up depreciation expense of $2.0 million and $7.5 million for the quarter and year ended December 31, 2011, respectively, and $1.7 million and $6.9 million for the quarter and year ended December 31, 2010, respectively, in connection with our investment in IMTT, which is reported in equity in earnings and amortization charges of investees in our consolidated statements of operations.

(4)

Amortization of intangibles does not include acquisition-related step-up amortization expense of $85,000 and $606,000 for the quarter and year ended December 31, 2011, respectively, and $283,000 and $1.1 million for the quarter and year ended December 31, 2010, respectively, in connection with our investment in IMTT, which is reported in equity in earnings and amortization charges of investees in our consolidated statements of operations.

(5)

Equity in earnings and amortization charges of investees in the above table includes our 50% share of IMTT's earnings, offset by distributions we received only up to our share of the earnings recorded.

MACQUARIE INFRASTRUCTURE COMPANY LLC
RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA EXCLUDING NON-CASH ITEMS
AND CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW

IMTT

	Quarter Ended December 31,				Year Ended December 31,
	2011	2010	Change Favorable/(Unfavorable)		2011	2010	Change Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue
Terminal revenue	107,177	94,083	13,094	13.9	417,422	372,205	45,217	12.1
Environmental response revenue	7,565	15,626	(8,061)	(51.6)	29,670	184,979	(155,309)	(84.0)
Total revenue	114,742	109,709	5,033	4.6	447,092	557,184	(110,092)	(19.8)
Costs and expenses
Terminal operating costs	47,763	43,867	(3,896)	(8.9)	188,222	168,713	(19,509)	(11.6)
Environmental response operating costs	6,982	7,738	756	9.8	23,013	115,937	92,924	80.2
Total operating costs	54,745	51,605	(3,140)	(6.1)	211,235	284,650	73,415	25.8
Terminal gross profit	59,414	50,216	9,198	18.3	229,200	203,492	25,708	12.6
Environmental response gross profit	583	7,888	(7,305)	(92.6)	6,657	69,042	(62,385)	(90.4)
Gross profit	59,997	58,104	1,893	3.3	235,857	272,534	(36,677)	(13.5)
General and administrative expenses	7,401	7,323	(78)	(1.1)	30,976	37,125	6,149	16.6
Depreciation and amortization	16,383	15,141	(1,242)	(8.2)	64,470	61,277	(3,193)	(5.2)
Operating income	36,213	35,640	573	1.6	140,411	174,132	(33,721)	(19.4)
Interest (expense) income, net(1)	(6,944)	8,150	(15,094)	(185.2)	(52,257)	(50,335)	(1,922)	(3.8)
Other income	272	372	(100)	(26.9)	1,486	1,953	(467)	(23.9)
Provision for income taxes	(9,836)	(17,619)	7,783	44.2	(34,820)	(53,521)	18,701	34.9
Noncontrolling interests	(48)	82	(130)	(158.5)	137	(165)	302	183.0
Net income	19,657	26,625	(6,968)	(26.2)	54,957	72,064	(17,107)	(23.7)

Reconciliation of net income to EBITDA excluding non-cash items:
Net income	19,657	26,625			54,957	72,064
Interest expense (income), net(1)	6,944	(8,150)			52,257	50,335
Provision for income taxes	9,836	17,619			34,820	53,521
Depreciation and amortization	16,383	15,141			64,470	61,277
Other non-cash income (expense)	42	(88)			(114)	(361)
EBITDA excluding non-cash items	52,862	51,147	1,715	3.4	206,390	236,836	(30,446)	(12.9)

EBITDA excluding non-cash items	52,862	51,147			206,390	236,836
Interest (expense) income, net(1)	(6,944)	8,150			(52,257)	(50,335)
Non-cash derivative (gains) losses recorded in interest expense(1)	(1,998)	(17,441)			16,655	15,653
Amortization of debt financing costs(1)	807	683			3,233	2,011
Provision for income taxes, net of changes in deferred taxes	5,596	(1,702)			(8,169)	(12,514)
Changes in working capital	(6,233)	24,229			(36,701)	4,536
Cash provided by operating activities	44,090	65,066			129,151	196,187
Changes in working capital	6,233	(24,229)			36,701	(4,536)
Maintenance capital expenditures	(21,199)	(15,826)			(57,257)	(44,995)
Free cash flow	29,124	25,011	4,113	16.4	108,595	146,656	(38,061)	(26.0)
_____________________
(1) Interest expense, net, includes non-cash gains (losses) on derivative instruments and non-cash amortization of deferred financing fees.

The Gas Company

	Quarter Ended December 31,				Year Ended December 31,
	2011	2010	Change Favorable/(Unfavorable)		2011	2010	Change Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Contribution margin
Revenue - non-utility	29,678	24,095	5,583	23.2	112,020	96,855	15,165	15.7
Cost of revenue - non-utility	14,956	11,872	(3,084)	(26.0)	60,369	48,896	(11,473)	(23.5)
Contribution margin - non-utility	14,722	12,223	2,499	20.4	51,651	47,959	3,692	7.7
Revenue - utility	34,964	30,235	4,729	15.6	140,746	113,752	26,994	23.7
Cost of revenue - utility	25,455	20,713	(4,742)	(22.9)	102,213	76,891	(25,322)	(32.9)
Contribution margin - utility	9,509	9,522	(13)	(0.1)	38,533	36,861	1,672	4.5
Total contribution margin	24,231	21,745	2,486	11.4	90,184	84,820	5,364	6.3
Production	2,089	1,599	(490)	(30.6)	7,410	6,725	(685)	(10.2)
Transmission and distribution	5,348	4,219	(1,129)	(26.8)	19,776	19,269	(507)	(2.6)
Gross profit	16,794	15,927	867	5.4	62,998	58,826	4,172	7.1
Selling, general and administrative expenses	3,353	4,127	774	18.8	16,025	16,684	659	3.9
Depreciation and amortization	1,800	1,723	(77)	(4.5)	7,218	6,649	(569)	(8.6)
Operating income	11,641	10,077	1,564	15.5	39,755	35,493	4,262	12.0
Interest expense, net(1)	(1,226)	(725)	(501)	(69.1)	(9,138)	(16,505)	7,367	44.6
Other expense	(11)	(80)	69	86.3	(220)	(90)	(130)	(144.4)
Provision for income taxes	(4,324)	(3,631)	(693)	(19.1)	(12,225)	(7,400)	(4,825)	(65.2)
Net income(2)	6,080	5,641	439	7.8	18,172	11,498	6,674	58.0

Reconciliation of net income to EBITDA excluding non-cash items:
Net income(2)	6,080	5,641			18,172	11,498
Interest expense, net(1)	1,226	725			9,138	16,505
Provision for income taxes	4,324	3,631			12,225	7,400
Depreciation and amortization	1,800	1,723			7,218	6,649
Other non-cash expense	361	785			2,279	2,384
EBITDA excluding non-cash items	13,791	12,505	1,286	10.3	49,032	44,436	4,596	10.3

EBITDA excluding non-cash items	13,791	12,505			49,032	44,436
Interest expense, net(1)	(1,226)	(725)			(9,138)	(16,505)
Non-cash derivative (gains) losses recorded in interest expense(1)	(1,157)	(1,611)			(225)	7,334
Amortization of debt financing costs(1)	120	119			478	478
Provision for income taxes, net of changes in deferred taxes	971	(3,057)			(3,136)	(4,333)
Changes in working capital	(1,871)	(759)			(9,350)	(2,079)
Cash provided by operating activities	10,628	6,472			27,661	29,331
Changes in working capital	1,871	759			9,350	2,079
Maintenance capital expenditures	(2,215)	(4,267)			(8,503)	(6,275)
Free cash flow	10,284	2,964	7,320	NM	28,508	25,135	3,373	13.4

_____________________
NM- Not meaningful
(1)	Interest expense, net, includes non-cash gains (losses) on derivative instruments and non-cash amortization of deferred financing fees.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

District Energy

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2011	2010			2011	2010
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)

Cooling capacity revenue	5,502	5,327	175	3.3	21,784	21,162	622	2.9
Cooling consumption revenue	3,262	2,883	379	13.1	22,707	24,386	(1,679)	(6.9)
Other revenue	676	881	(205)	(23.3)	2,957	3,371	(414)	(12.3)
Finance lease revenue	1,208	4,076	(2,868)	(70.4)	4,992	7,843	(2,851)	(36.4)
Total revenue	10,648	13,167	(2,519)	(19.1)	52,440	56,762	(4,322)	(7.6)
Direct expenses — electricity	2,323	2,154	(169)	(7.8)	14,641	16,343	1,702	10.4
Direct expenses — other(1)	4,715	5,471	756	13.8	19,961	20,349	388	1.9
Direct expenses — total	7,038	7,625	587	7.7	34,602	36,692	2,090	5.7
Gross profit	3,610	5,542	(1,932)	(34.9)	17,838	20,070	(2,232)	(11.1)
Selling, general and administrative expenses	925	867	(58)	(6.7)	3,374	3,217	(157)	(4.9)
Amortization of intangibles	345	345	-	-	1,368	1,368	-	-
Operating income	2,340	4,330	(1,990)	(46.0)	13,096	15,485	(2,389)	(15.4)
Interest (expense) income, net(2)	(1,458)	195	(1,653)	NM	(13,208)	(20,671)	7,463	36.1
Other income	166	268	(102)	(38.1)	1,478	1,804	(326)	(18.1)
(Provision) benefit for income taxes	(344)	(1,620)	1,276	78.8	(212)	1,844	(2,056)	(111.5)
Noncontrolling interests	(212)	(694)	482	69.5	(850)	(1,284)	434	33.8
Net income (loss)	492	2,479	(1,987)	(80.2)	304	(2,822)	3,126	110.8

Reconciliation of net income (loss) to EBITDA excluding non-cash items:
Net income (loss)	492	2,479			304	(2,822)
Interest expense (income), net(2)	1,458	(195)			13,208	20,671
Provision (benefit) for income taxes	344	1,620			212	(1,844)
Depreciation(1)	1,670	1,645			6,639	6,555
Amortization of intangibles	345	345			1,368	1,368
Other non-cash expense (income)	313	(1,734)			964	(1,082)
EBITDA excluding non-cash items	4,622	4,160	462	11.1	22,695	22,846	(151)	(0.7)

EBITDA excluding non-cash items	4,622	4,160			22,695	22,846
Interest (expense) income, net(2)	(1,458)	195			(13,208)	(20,671)
Non-cash derivative (gains) losses recorded in interest expense(2)	(1,221)	(2,870)			2,587	10,136
Amortization of debt financing costs(2)	170	170			681	681
Equipment lease receivable, net	834	559			3,105	2,761
Provision/benefit for income taxes, net of changes in deferred taxes	224	-			(868)	-
Changes in working capital	1,128	2,867			520	(794)
Cash provided by operating activities	4,299	5,081			15,512	14,959
Changes in working capital	(1,128)	(2,867)			(520)	794
Maintenance capital expenditures	(370)	(394)			(659)	(1,207)
Free cash flow	2,801	1,820	981	53.9	14,333	14,546	(213)	(1.5)

_____________________
NM	- Not meaningful
(1)

Includes depreciation expense of $1.7 million and $6.6 million for the quarter and year ended December 31, 2011, respectively, and $1.6 million and $6.6 million for the quarter and year ended December 31, 2010, respectively.

(2)	Interest expense, net, includes non-cash gains (losses) on derivative instruments and non-cash amortization of deferred financing fees.

Atlantic Aviation

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2011	2010			2011	2010
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue
Fuel revenue	135,363	115,837	19,526	16.9	527,501	417,489	110,012	26.4
Non-fuel revenue	39,502	38,163	1,339	3.5	156,084	155,933	151	0.1
Total revenue	174,865	154,000	20,865	13.5	683,585	573,422	110,163	19.2
Cost of revenue
Cost of revenue-fuel	92,745	76,156	(16,589)	(21.8)	363,694	265,493	(98,201)	(37.0)
Cost of revenue-non-fuel	5,001	4,376	(625)	(14.3)	18,142	16,397	(1,745)	(10.6)
Total cost of revenue	97,746	80,532	(17,214)	(21.4)	381,836	281,890	(99,946)	(35.5)
Fuel gross profit	42,618	39,681	2,937	7.4	163,807	151,996	11,811	7.8
Non-fuel gross profit	34,501	33,787	714	2.1	137,942	139,536	(1,594)	(1.1)
Gross profit	77,119	73,468	3,651	5.0	301,749	291,532	10,217	3.5
Selling, general and administrative expenses	44,043	44,764	721	1.6	174,148	174,526	378	0.2
Depreciation and amortization	14,472	14,500	28	0.2	67,336	56,602	(10,734)	(19.0)
(Gain) loss on disposal of assets	(221)	17,869	18,090	101.2	1,522	17,869	16,347	91.5
Operating income (loss)	18,825	(3,665)	22,490	NM	58,743	42,535	16,208	38.1
Interest expense, net(1)	(7,696)	(7,797)	101	1.3	(36,905)	(69,409)	32,504	46.8
Other expense	(49)	(272)	223	82.0	(244)	(917)	673	73.4
(Provision) benefit for income taxes	(7,716)	3,026	(10,742)	NM	(11,952)	9,497	(21,449)	NM
Net income (loss)(2)	3,364	(8,708)	12,072	138.6	9,642	(18,294)	27,936	152.7

Reconciliation of net income (loss) to EBITDA excluding non-cash items:
Net income (loss)(2)	3,364	(8,708)			9,642	(18,294)
Interest expense, net(1)	7,696	7,797			36,905	69,409
Provision (benefit) for income taxes	7,716	(3,026)			11,952	(9,497)
Depreciation and amortization	14,472	14,500			67,336	56,602
(Gain) loss on disposal of assets	(332)	17,869			617	17,869
Other non-cash (income) expense	(82)	634			228	1,388
EBITDA excluding non-cash items	32,834	29,066	3,768	13.0	126,680	117,477	9,203	7.8

EBITDA excluding non-cash items	32,834	29,066			126,680	117,477
Interest expense, net(1)	(7,696)	(7,797)			(36,905)	(69,409)
Interest rate swap breakage fees(1)	(80)	(839)			(2,327)	(5,528)
Non-cash derivative (gains) losses recorded in interest expense(1)	(6,214)	(6,764)			(18,280)	11,473
Amortization of debt financing costs(1)	722	759			2,927	2,984
Provision/benefit for income taxes, net of changes in deferred taxes	(539)	(1,188)			(1,481)	(1,486)
Changes in working capital	(7,825)	(1,612)			(15,307)	(1,476)
Cash provided by operating activities	11,202	11,625			55,307	54,035
Changes in working capital	7,825	1,612			15,307	1,476
Maintenance capital expenditures	(3,206)	(3,046)			(8,900)	(7,027)
Free cash flow	15,821	10,191	5,630	55.2	61,714	48,484	13,230	27.3

_____________________
NM	- Not meaningful
(1)	Interest expense, net, includes non-cash gains (losses) on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

MACQUARIE INFRASTRUCTURE COMPANY LLC RECONCILIATION OF PROPORTIONATELY COMBINED NET (LOSS) INCOME TO EBITDA EXCLUDING NON-CASH ITEMS AND CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW

	/------------------------------------For the Year Ended December 31, 2011--------------------------------------/
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Net income (loss) attributable to MIC LLC from continuing operations	27,479	18,172	152	9,642	(23,538)	31,907	54,957	304
Interest expense (income), net(2)	26,129	9,138	6,605	36,905	(2)	78,775	52,257	13,208
Provision (benefit) for income taxes	17,410	12,225	106	11,952	(1,671)	40,022	34,820	212
Depreciation	30,978	6,395	3,320	27,420	-	68,113	61,955	6,639
Amortization of intangibles	1,258	823	684	39,916	-	42,681	2,515	1,368
Loss on disposal of assets	-	-	-	617	-	617	-	-
Base management fee paid in LLC interests	-	-	-	-	15,475	15,475	-	-
Other non-cash (income) expense	(57)	2,279	482	228	1,207	4,139	(114)	964
EBITDA excluding non-cash items	103,195	49,032	11,350	126,680	(8,529)	281,728	206,390	22,695

EBITDA excluding non-cash items	103,195	49,032	11,350	126,680	(8,529)	281,728	206,390	22,695
Interest (expense) income, net(2)	(26,129)	(9,138)	(6,605)	(36,905)	3	(78,774)	(52,257)	(13,208)
Interest rate swap breakage fees(2)	-	-	-	(2,327)	-	(2,327)	-	-
Non-cash derivative losses (gains) recorded in interest expense, net(2)	8,328	(225)	1,294	(18,280)	-	(8,884)	16,655	2,587
Amortization of deferred finance charges(2)	1,617	478	341	2,927	-	5,362	3,233	681
Equipment lease receivables, net	-	-	1,553	-	-	1,553	-	3,105
Provision/benefit for income taxes, net of changes in deferred taxes	(4,085)	(3,136)	(434)	(1,481)	1,976	(7,160)	(8,169)	(868)
Changes in working capital	(18,351)	(9,350)	260	(15,307)	(888)	(43,635)	(36,701)	520
Cash provided by (used in) operating activities	64,576	27,661	7,758	55,307	(7,438)	147,863	129,151	15,512
Changes in working capital	18,351	9,350	(260)	15,307	888	43,635	36,701	(520)
Maintenance capital expenditures	(28,629)	(8,503)	(330)	(8,900)	-	(46,361)	(57,257)	(659)

Free cash flow	54,298	28,508	7,168	61,714	(6,550)	145,137	108,595	14,333

	/-----------------------------------For the Year Ended December 31, 2010-------------------------------------/
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Net income (loss) attributable to MIC LLC from continuing operations	36,032	11,498	(1,411)	(18,294)	(12,200)	15,625	72,064	(2,822)
Interest expense, net(2)	25,168	16,505	10,338	69,409	220	121,639	50,335	20,671
Provision (benefit) for income taxes	26,761	7,400	(922)	(9,497)	(4,756)	18,985	53,521	(1,844)
Depreciation	29,746	5,826	3,278	23,895	-	62,745	59,492	6,555
Amortization of intangibles	893	823	684	32,707	-	35,107	1,785	1,368
Loss on disposal of assets	-	-	-	17,869	-	17,869	-	-
Base management fee paid in LLC interests	-	-	-	-	5,403	5,403	-	-
Other non-cash (income) expense	(181)	2,384	(541)	1,388	63	3,113	(361)	(1,082)
EBITDA excluding non-cash items	118,418	44,436	11,425	117,477	(11,270)	280,486	236,836	22,846

EBITDA excluding non-cash items	118,418	44,436	11,425	117,477	(11,270)	280,486	236,836	22,846
Interest expense, net(2)	(25,168)	(16,505)	(10,338)	(69,409)	(220)	(121,639)	(50,335)	(20,671)
Interest rate swap breakage fees(2)	-	-	-	(5,528)	-	(5,528)	-	-
Non-cash derivative losses (gains) recorded in interest expense, net(2)	7,827	7,334	5,069	11,473	(5)	31,698	15,653	10,136
Amortization of deferred finance charges(2)	1,006	478	341	2,984	204	5,012	2,011	681
Equipment lease receivables, net	-	-	1,381	-	-	1,381	-	2,761
Provision/benefit for income taxes, net of changes in deferred taxes	(6,257)	(4,333)	-	(1,486)	2,787	(9,289)	(12,514)	-
Changes in working capital	2,268	(2,079)	(397)	(1,476)	(6,266)	(7,950)	4,536	(794)
Cash provided by (used in) operating activities	98,094	29,331	7,481	54,035	(14,770)	174,171	196,187	14,959
Changes in working capital	(2,268)	2,079	397	1,476	6,266	7,950	(4,536)	794
Maintenance capital expenditures	(22,498)	(6,275)	(604)	(7,027)	-	(36,403)	(44,995)	(1,207)

Free cash flow	73,328	25,135	7,274	48,484	(8,504)	145,717	146,656	14,546
___________________________
(1)	Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.
(2)	Interest expense (income), net, includes non-cash (losses) gains on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.

	/------------------------------For the Quarter Ended December 31, 2011------------------------------/
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Net income (loss) attributable to MIC LLC from continuing operations	9,829	6,080	246	3,364	(6,339)	13,180	19,657	492
Interest expense, net(2)	3,472	1,226	729	7,696	-	13,123	6,944	1,458
Provision (benefit) for income taxes	4,918	4,324	172	7,716	(1,301)	15,829	9,836	344
Depreciation	7,821	1,594	835	6,316	-	16,566	15,641	1,670
Amortization of intangibles	371	206	173	8,156	-	8,906	742	345
Gain on disposal of assets	-	-	-	(332)	-	(332)	-	-
Base management fee paid in LLC interests	-	-	-	-	4,222	4,222	-	-
Other non-cash expense (income)	21	361	157	(82)	113	570	42	313
EBITDA excluding non-cash items	26,431	13,791	2,311	32,834	(3,305)	72,062	52,862	4,622

EBITDA excluding non-cash items	26,431	13,791	2,311	32,834	(3,305)	72,062	52,862	4,622
Interest expense, net(2)	(3,472)	(1,226)	(729)	(7,696)	1	(13,122)	(6,944)	(1,458)
Interest rate swap breakage fees(2)	-	-	-	(80)	-	(80)	-	-
Non-cash derivative gains recorded in interest expense, net(2)	(999)	(1,157)	(611)	(6,214)	-	(8,981)	(1,998)	(1,221)
Amortization of deferred finance charges(2)	404	120	85	722	-	1,331	807	170
Equipment lease receivables, net	-	-	417	-	-	417	-	834
Provision/benefit for income taxes, net of changes in deferred taxes	2,798	971	112	(539)	(1,210)	2,132	5,596	224
Changes in working capital	(3,117)	(1,871)	564	(7,825)	2,262	(9,986)	(6,233)	1,128
Cash provided by (used in) operating activities	22,045	10,628	2,150	11,202	(2,252)	43,773	44,090	4,299
Changes in working capital	3,117	1,871	(564)	7,825	(2,262)	9,986	6,233	(1,128)
Maintenance capital expenditures	(10,600)	(2,215)	(185)	(3,206)	-	(16,206)	(21,199)	(370)

Free cash flow	14,562	10,284	1,401	15,821	(4,514)	37,554	29,124	2,801

	/--------------------------------For the Quarter Ended December 31, 2010--------------------------------/
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Net income (loss) attributable to MIC LLC from continuing operations	13,313	5,641	1,240	(8,708)	(7,423)	4,062	26,625	2,479
Interest (income) expense, net(2)	(4,075)	725	(97)	7,797	(5)	4,345	(8,150)	(195)
Provision (benefit) for income taxes	8,810	3,631	810	(3,026)	1,619	11,844	17,619	1,620
Depreciation	7,335	1,517	823	6,307	-	15,981	14,669	1,645
Amortization of intangibles	236	206	172	8,193	-	8,807	472	345
Loss on disposal of assets	-	-	-	17,869	-	17,869	-	-
Base management fee paid in LLC interests	-	-	-	-	3,214	3,214	-	-
Other non-cash (income) expense	(44)	785	(867)	634	1,396	1,904	(88)	(1,734)
EBITDA excluding non-cash items	25,574	12,505	2,080	29,066	(1,199)	68,026	51,147	4,160

EBITDA excluding non-cash items	25,574	12,505	2,080	29,066	(1,199)	68,026	51,147	4,160
Interest income (expense), net(2)	4,075	(725)	97	(7,797)	5	(4,345)	8,150	195
Interest rate swap breakage fees(2)	-	-	-	(839)	-	(839)	-	-
Non-cash derivative gains recorded in interest expense, net(2)	(8,721)	(1,611)	(1,435)	(6,764)	(3)	(18,534)	(17,441)	(2,870)
Amortization of deferred finance charges(2)	342	119	85	759	-	1,305	683	170
Equipment lease receivables, net	-	-	280	-	-	280	-	559
Provision/benefit for income taxes, net of changes in deferred taxes	(851)	(3,057)	-	(1,188)	2,357	(2,739)	(1,702)	-
Changes in working capital	12,115	(759)	1,434	(1,612)	(5,765)	5,412	24,229	2,867
Cash provided by (used in) operating activities	32,533	6,472	2,541	11,625	(4,605)	48,566	65,066	5,081
Changes in working capital	(12,115)	759	(1,434)	1,612	5,765	(5,412)	(24,229)	(2,867)
Maintenance capital expenditures	(7,913)	(4,267)	(197)	(3,046)	-	(15,423)	(15,826)	(394)

Free cash flow	12,506	2,964	910	10,191	1,160	27,731	25,011	1,820

___________________________
(1) Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.
(2) Interest (expense) income, net, includes non-cash gains on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.

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